UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2019

Penn National Gaming, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-24206	23-2234473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of Principal Executive Offices, and Zip Code)

610-373-2400

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2019, in connection with its ongoing succession process, Timothy J. Wilmott informed the Board of Directors (the “Board”) of Penn National Gaming, Inc. (the “Company”) of his retirement as Chief Executive Officer of the Company and as a member of the Board, in each case, effective as of December 31, 2019.

On July 30, 2019, the Board appointed Jay A. Snowden, who has held the position of President and Chief Operating Officer of the Company since March 2017, to succeed Mr. Wilmott as Chief Executive Officer of the Company effective as of January 1, 2020. The Board also increased the size of the Board from seven to eight directors and elected Mr. Snowden to serve as a member of the Board, effective as of August 1, 2019. Mr. Snowden will serve in the class of directors whose term expires at the Annual Meeting of Shareholders to be held in 2020.

Mr. Snowden, who is 43 years old, joined the Company in October 2011 as Senior Vice President-Regional Operations. In January 2014, Mr. Snowden became the Company’s Chief Operating Officer and in March 2017, Mr. Snowden became President and Chief Operating Officer.  Effective January 1, 2020, Mr. Snowden will be the Company’s President and Chief Executive Officer.  Prior to joining the Company, Mr. Snowden was the Senior Vice President and General Manager of Caesars and Harrah’s in Atlantic City, and prior to that, held various leadership positions with them in St. Louis, San Diego and Las Vegas.  Mr. Snowden brings well-established gaming and hospitality experience to the Board. Given his achievements in leading the operations of the Company as President and Chief Operating Officer, he also has unique perspectives and experience.

There is no arrangement or understanding between Mr. Snowden and any other persons pursuant to which Mr. Snowden was elected as Chief Executive Officer or as a director. There are no family relationships between Mr. Snowden and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into a new Executive Agreement with Mr. Snowden on July 30, 2019 in connection with his appointment as Chief Executive Officer. The Executive Agreement is effective as of July 30, 2019, and terminates on January 1, 2023 (the “Term”) unless earlier terminated by either party. The Executive Agreement provides that, effective January 1, 2020, Mr. Snowden’s annual base salary will be $1.4 million and his target annual bonus will be 150% of his base salary. In addition, within 10 days of the date of the effective date of the Executive Agreement, Mr. Snowden will receive an award of stock options having a grant-date value of $6.3 million, which will vest annually in equal installments over four years.  The award of stock options to Mr. Snowden is in lieu of any other equity awards for 2020.   The stock option award will be subject to the terms and conditions of the Company’s 2018 Long Term Incentive Compensation Plan and applicable award agreements. Mr. Snowden will also receive certain travel and life insurance benefits as further described in the Executive Agreement.  Mr. Snowden will not receive any compensation for his service on the Board.

In the event Mr. Snowden’s employment is terminated without cause (as defined in the Executive Agreement) or the Executive Agreement is not renewed at the end of the Term, Mr. Snowden will be entitled to (i) severance payments equal to his base salary as of such date until the end of the Term, provided that such amount will not exceed 24 months of base salary (such period, the “Severance Period”), paid in accordance with the Company’s regular payroll procedures and (ii) 1.5 times the average of the last two full years’ bonuses paid to Mr. Snowden, paid at the time such next bonus is paid to similarly situated executives after the termination date.

If, within 24 months after a change in control (as defined in the Executive Agreement), Mr. Snowden is terminated without cause or resigns for good reason (as defined in the Executive Agreement), he will be entitled to receive a lump sum cash payment equal to two times the sum of (i) his annual base salary and (ii) the amount of his targeted bonus compensation, each at the rate in effect at the time of the

2

change of control or the termination date, whichever is greater. To the extent that Mr. Snowden receives a change in control payment, he will not be eligible to receive any additional cash severance in the event of a termination of employment during the Term. Prior to receipt of any severance payments, Mr. Snowden must execute a general release in favor of the Company and its affiliates.

The Executive Agreement also contains customary confidentiality, non-competition and non-solicitation provisions. Mr. Snowden has agreed not to disclose or use the Company’s confidential information for a period of two years following termination. In addition, Mr. Snowden has agreed not to compete with the Company within 150 miles of any facility in which the Company or its affiliates owns or operates or is actively seeking to own or operate a facility and to not compete with its interactive business for a period of (i) twelve months if he is terminated in a manner in which no severance is paid or (ii) the Severance Period if he receives severance upon termination. Mr. Snowden has agreed not to solicit or hire an executive or management level employee of the Company or its affiliates for a period of 18 months following termination.

The summary of the material terms of the Executive Agreement described above is qualified in its entirety by reference to the Executive Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing Mr. Wilmott’s retirement and Mr. Snowden’s appointment and election is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Executive Agreement, dated July 30, 2019, between Penn National Gaming, Inc. and Jay A. Snowden

99.1	Press Release, dated August 1, 2019, of Penn National Gaming, Inc.

* * *

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN NATIONAL GAMING, INC.
Date: August 1, 2019
	By:	/s/ William J. Fair
William J. Fair
Executive Vice President and Chief Financial Officer